Exhibit 99.1

Verastem Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass.—(BUSINESS WIRE)—July 16, 2013—Verastem, Inc., (NASDAQ: VSTM), focused on discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares to be sold in the offering are to be sold by Verastem.

Jefferies LLC and Leerink Swann LLC are acting as joint book-running managers in the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2013. Before you invest, you should read the prospectus in the registration statement and related preliminary prospectus supplement that Verastem has filed with the SEC for more complete information about Verastem and this offering. The preliminary prospectus supplement is available for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY, 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 or by email at Syndicate@Leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Verastem, Inc.

Verastem, Inc. (NASDAQ: VSTM) is discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells. Cancer stem cells are an underlying cause of tumor recurrence and metastasis. Verastem is developing small molecule inhibitors of signaling pathways that are critical to cancer stem cell survival and proliferation: FAK, PI3K/mTOR and Wnt. For more information, please visit www.verastem.com.

Forward-looking statements:

Certain of the statements made in this press release, including those relating to the Company’s proposed public offering, are forward-looking statements.  Actual results or developments may differ materially from those projected or implied in these forward looking statements. Factors that may cause such a difference include, without limitation: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; capital market risks; and the impact of general economic or industry conditions. There can be no assurance that we will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward looking statements, which apply only as of the date of this press release. Other risks and uncertainties include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequent SEC filings, including the prospectus supplement related to the proposed offering. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Verastem, Inc.

Verastem, Inc.

Brian Sullivan, 617-252-9314

bsullivan@verastem.com